Exhibit 99

Snap-on Announces Second Quarter 2008 Results

Reports year-over-year sales increase of 7.6%; EPS from continuing operations of $1.15 increases 27.8% from $0.90 last year; Expects continued year-over-year improvements for the balance of 2008

KENOSHA, Wis.--(BUSINESS WIRE)--Snap-on Incorporated (NYSE: SNA), a leading global innovator, manufacturer and marketer of tools, diagnostics, equipment, software and service solutions for professional users, today announced operating results for the second quarter of 2008.

“Snap-on’s second quarter operating performance evidences continued achievements in our strategic diversification and growth initiatives,” said Nick Pinchuk, Snap-on’s president and chief executive officer. “Despite the continued macroeconomic challenges, the strength of our global and diverse customer base and the value created by our innovation and rapid continuous improvement processes combined to deliver significant sales and profit improvements. My thanks to our associates and franchisees for their ongoing support and for their crucial roles in achieving another encouraging quarter.”

Highlights of Snap-on’s second quarter 2008 operating results are as follows:

  Net sales of $766.1 million increased $54.2 million, or 7.6%, over prior year, including $32.4 million from currency translation; sales increased 3.1% excluding currency translation.
  Operating earnings of $111.7 million increased 27.8%, or $24.3 million, over prior year, including $4.5 million of lower restructuring costs and $2.3 million of currency translation. Operating earnings as a percent of revenues improved to 14.2% in 2008 from 12.0% in 2007.
  Net earnings from continuing operations of $66.9 million increased 26.7% from $52.8 million in 2007; diluted earnings of $1.15 per share increased 27.8% from $0.90 per diluted share in 2007.

Commercial & Industrial Group segment sales of $387.7 million were up $56.1 million, or 16.9%, from prior year, including $25.0 million of currency translation. Excluding currency translation, sales growth was 9.4%, with strong contributions from Snap-on’s global industrial and power tools businesses. Continued growth in emerging markets, increased sales of imaging alignment systems, and higher sales of professional tools in Europe also contributed to the year-over-year sales increase.

Operating earnings of $49.3 million increased $16.8 million, or 51.7%, from prior year primarily due to the sales improvement, including higher sales of innovative new product, improved pricing and continued benefits from Rapid Continuous Improvement (RCI) and other cost reduction initiatives, which more than offset higher production and material costs. The operating earnings increase also reflects $5.0 million of lower restructuring costs and $1.5 million of currency translation. As a percentage of sales, operating earnings in the quarter improved to 12.7% as compared with 9.8% a year ago.

Snap-on Tools Group segment sales of $292.8 million increased $8.8 million, or 3.1%, from prior-year levels, including $5.5 million of currency translation. Higher sales in the company’s international franchise operations were largely offset by lower North American franchise sales. In the United States, sales declined 4.1% from 2007 levels primarily due to a more challenging economic environment for sales of higher-priced tool storage and diagnostics products.

Operating earnings of $35.3 million were up $0.6 million from prior-year levels. Price increases and benefits from RCI initiatives offset steel, freight and certain other product cost increases. Lower costs from improving franchise termination trends were offset by a lower margin contribution due to the shift in product mix in the United States. As a percentage of sales, operating earnings in the quarter were 12.1% as compared with 12.2% a year ago.

Diagnostics & Information Group segment sales of $164.8 million were down slightly from prior-year levels as higher diagnostics sales in Europe, increased sales of Mitchell1™ information products and $2.9 million of currency translation were more than offset by $13.2 million of lower OEM program sales. The lower OEM program sales primarily resulted from the 2007 rollout of a major essential tool program in North America and the continued impact of the wind down of a facilitation program in Europe.

Operating earnings of $31.0 million were up $1.7 million from prior-year levels as benefits from RCI initiatives and an improved sales mix of higher-margin diagnostics and information products largely offset the sales decline in the OEM business. As a percentage of sales, operating earnings in the quarter improved to 18.8% as compared with 17.7% a year ago.

Financial Services operating income was $10.8 million on $18.3 million of revenue, as compared with $5.1 million of operating income on $14.8 million of revenue a year ago, primarily due to higher net yields as a result of lower market discount rates.

Outlook

Snap-on expects to continue investing in its strategic growth initiatives aimed at expanding value provided to its traditional customers, penetrating new and adjacent segments, and extending its presence in the emerging markets of Asia/Pacific and Eastern Europe.

Snap-on expects that its sales and earnings for the balance of 2008 will continue to exceed 2007 levels. Snap-on incurred $6.6 million of restructuring costs in the first six months of 2008 and expects full year 2008 restructuring costs to be in a range of $13 million to $16 million, down from its previous estimate of $15 million to $20 million. Snap-on anticipates that its full year effective income tax rate on earnings before equity earnings and minority interests will approximate 33.3% in 2008.

Conference Call and Webcast July 24, 2008, at 9:00 a.m. Central Time

A discussion of this release will be webcast on Thursday, July 24, 2008, at 9:00 a.m. Central Time, and a replay will be available for at least 10 days following the call. To access the webcast, visit www.snapon.com, click on Snap-on Corporate and then click on the link for the webcast. Additional detail about Snap-on is also available on the Snap-on Web site.

About Snap-on

Snap-on Incorporated is a leading global innovator, manufacturer and marketer of tools, diagnostics, equipment, software and service solutions for professional users. Products and services include hand and power tools, tool storage, diagnostics software, information and management systems, shop equipment and other solutions for vehicle dealerships and repair centers, as well as customers in industry, government, agriculture, aviation and natural resources. Products and services are sold through the company’s franchisee, company-direct, distributor and Internet channels. Founded in 1920, Snap-on is a $2.8 billion, S&P 500 company headquartered in Kenosha, Wisconsin.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements that (i) are in the future tense; (ii) include the words “expects,” “anticipates,” “intends,” “approximates,” or similar words that reference Snap-on or its management; (iii) are specifically identified as forward-looking; or (iv) describe Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Snap-on cautions the reader that this news release contains statements, including earnings projections, that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described or contemplated in any forward-looking statement. Factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 29, 2007, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Caution Regarding Forward-Looking Statements” in its Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2008, which are incorporated herein by reference. Snap-on disclaims any responsibility to update any forward-looking statement provided in this news release, except as required by law.

For additional information, please visit www.snapon.com or contact:

Investors:	Media:
Martin M. Ellen	Richard Secor
262/656-6462	262/656-5561

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Earnings
(Amounts in millions, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Net sales	$766.1	$711.9	$1,487.7	$1,417.6
Cost of goods sold	(419.6)	(389.5)	(815.3)	(785.3)
Gross profit	346.5	322.4	672.4	632.3

Financial services revenue	18.3	14.8	43.7	28.2
Financial services expenses	(7.5)	(9.7)	(20.1)	(19.4)
Operating income from financial services	10.8	5.1	23.6	8.8

Operating expenses	(245.6)	(240.1)	(491.1)	(485.0)
Operating earnings	111.7	87.4	204.9	156.1

Interest expense	(8.8)	(11.7)	(18.3)	(23.0)
Other income (expense) - net	1.3	3.2	2.3	3.3
Earnings before income taxes, equity earnings and minority interests	104.2	78.9	188.9	136.4
Income tax expense	(34.5)	(25.1)	(62.8)	(44.6)
Earnings before equity earnings and minority interests	69.7	53.8	126.1	91.8
Equity earnings, net of tax and minority interests	(2.8)	(1.0)	(2.6)	(1.0)
Net earnings from continuing operations	66.9	52.8	123.5	90.8
Discontinued operations, net of tax	-	(9.0)	-	(8.0)
Net earnings	$66.9	$43.8	$123.5	$82.8

Basic earnings per common share:
Earnings from continuing operations	$1.16	$0.91	$2.15	$1.56
Earnings from discontinued operations	-	(0.16)	-	(0.14)
Net earnings per share	$1.16	$0.75	$2.15	$1.42

Diluted earnings per common share:
Earnings from continuing operations	$1.15	$0.90	$2.12	$1.54
Earnings from discontinued operations	-	(0.16)	-	(0.14)
Net earnings per share	$1.15	$0.74	$2.12	$1.40

Weighted-average shares outstanding:
Basic	57.6	58.1	57.6	58.2
Effect of dilutive options	0.5	0.7	0.6	0.7
Diluted	58.1	58.8	58.2	58.9

SNAP-ON INCORPORATED
Supplemental Segment Information
(Amounts in millions)
(unaudited)

	Three Months Ended		Six Months Ended
	June 28,	June 30,	June 28,	June 30,
	2008	2007	2008	2007

Net sales:
Commercial & Industrial Group	$387.7	$331.6	$744.4	$653.4
Snap-on Tools Group	292.8	284.0	582.1	572.5
Diagnostics & Information Group	164.8	165.3	319.8	329.1
Segment net sales	845.3	780.9	1,646.3	1,555.0
Intersegment eliminations	(79.2)	(69.0)	(158.6)	(137.4)
Total net sales	$766.1	$711.9	$1,487.7	$1,417.6
Financial Services revenue	18.3	14.8	43.7	28.2
Total revenues	$784.4	$726.7	$1,531.4	$1,445.8

Operating earnings:
Commercial & Industrial Group	$49.3	$32.5	$87.5	$60.6
Snap-on Tools Group	35.3	34.7	69.7	64.0
Diagnostics & Information Group	31.0	29.3	51.4	49.9
Financial Services	10.8	5.1	23.6	8.8
Segment operating earnings	126.4	101.6	232.2	183.3
Corporate	(14.7)	(14.2)	(27.3)	(27.2)
Operating earnings	$111.7	$87.4	$204.9	$156.1
Interest expense	(8.8)	(11.7)	(18.3)	(23.0)
Other income (expense) - net	1.3	3.2	2.3	3.3
Earnings before income taxes, equity earnings and minority interests	$104.2	$78.9	$188.9	$136.4

SNAP-ON INCORPORATED
Condensed Consolidated Balance Sheets
(Amounts in millions)
(unaudited)

	June 28,	December 29,
	2008	2007

Assets
Cash and cash equivalents	$140.6	$93.0
Accounts receivable - net of allowances	617.5	586.9
Inventories	378.1	322.4
Deferred income tax assets	84.3	87.0
Prepaid expenses and other assets	87.3	98.1
Total current assets	1,307.8	1,187.4

Property and equipment - net	331.3	304.8
Deferred income tax assets	12.8	22.0
Goodwill	854.3	818.8
Other intangibles - net	239.8	234.8
Pension assets	54.6	57.0
Other assets	145.0	140.3
Total Assets	$2,945.6	$2,765.1

Liabilities and Shareholders' Equity
Accounts payable	$184.3	$171.6
Notes payable and current maturities of long-term debt	22.7	15.9
Accrued benefits	43.1	41.3
Accrued compensation	82.0	95.6
Franchisee deposits	47.7	51.0
Deferred subscription revenue	26.1	25.9
Income taxes	34.2	25.5
Other accrued liabilities	232.1	212.4
Total current liabilities	672.2	639.2

Long-term debt	500.5	502.0
Deferred income tax liabilities	96.8	91.2
Retiree health care benefits	51.6	53.8
Pension liabilities	89.2	85.3
Other long-term liabilities	120.0	113.5
Total Liabilities	1,530.3	1,485.0

Shareholders' Equity
Common stock	67.2	67.1
Additional paid-in capital	148.9	137.9
Retained earnings	1,385.3	1,296.7
Accumulated other comprehensive income (loss)	206.0	142.8
Treasury stock at cost	(392.1)	(364.4)
Total Shareholders' Equity	1,415.3	1,280.1
Total Liabilities and Shareholders' Equity	$2,945.6	$2,765.1

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Three Months Ended
	June 28,	June 30,
	2008	2007

Operating activities
Net earnings	$66.9	$43.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	12.4	13.0
Amortization of other intangibles	6.4	4.3
Stock-based compensation expense	4.3	5.4
Excess tax benefits from stock-based compensation	(2.6)	(3.1)
Deferred income tax provision	1.1	8.0
Gain on sale of assets	0.1	0.1
Loss (gain) on mark to market for cash flow hedges	(0.1)	0.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in receivables	0.6	12.9
(Increase) decrease in inventories	(28.3)	6.7
(Increase) decrease in prepaid and other assets	5.3	21.4
Increase (decrease) in accounts payable	(13.2)	(9.1)
Increase (decrease) in accruals and other liabilities	27.6	(13.3)
Net cash provided by operating activities	80.5	90.2

Investing activities
Capital expenditures	(17.9)	(14.3)
Acquisitions of businesses – net of cash acquired	(0.4)	(4.1)
Proceeds from disposal of property and equipment	0.2	6.7
Other	(4.3)	(1.6)
Net cash used in investing activities	(22.4)	(13.3)

Financing activities
Net proceeds from issuance of long-term debt	-	-
Net decrease in short-term borrowings	1.3	(42.7)
Purchase of treasury stock	(45.5)	(33.1)
Proceeds from stock purchase and option plans	27.8	21.6
Cash dividends paid	(17.4)	(15.7)
Excess tax benefits from stock-based compensation	2.6	3.1
Other	(0.2)	-
Net cash used in financing activities	(31.4)	(66.8)

Effect of exchange rate changes on cash and cash equivalents	(0.4)	0.6
Increase in cash and cash equivalents	26.3	10.7

Cash and cash equivalents at beginning of period	114.3	61.3
Cash and cash equivalents at end of period	$140.6	$72.0

Supplemental cash flow disclosures
Cash paid for interest	$(3.6)	$(5.6)
Net cash paid for income taxes	(18.2)	(14.1)

SNAP-ON INCORPORATED
Condensed Consolidated Statements of Cash Flow
(Amounts in millions)
(unaudited)

	Six Months Ended
	June 28,	June 30,
	2008	2007

Operating activities
Net earnings	$123.5	$82.8
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	24.4	25.1
Amortization of other intangibles	12.1	8.7
Stock-based compensation expense	8.0	9.3
Excess tax benefits from stock-based compensation	(5.4)	(5.3)
Deferred income tax provision	16.4	4.8
Gain on sale of assets	(0.1)	-
Loss (gain) on mark to market for cash flow hedges	(0.1)	0.1
Changes in operating assets and liabilities, net of effects of acquisitions:
(Increase) decrease in receivables	(13.5)	7.4
(Increase) decrease in inventories	(39.5)	3.7
(Increase) decrease in prepaid and other assets	14.0	5.8
Increase (decrease) in accounts payable	6.7	3.4
Increase (decrease) in accruals and other liabilities	1.8	(28.3)
Net cash provided by operating activities	148.3	117.5

Investing activities
Capital expenditures	(33.3)	(27.6)
Acquisitions of businesses – net of cash acquired	(13.8)	(4.1)
Proceeds from disposal of property and equipment	7.7	8.6
Other	(5.1)	(1.9)
Net cash used in investing activities	(44.5)	(25.0)

Financing activities
Net proceeds from issuance of long-term debt	-	298.5
Net decrease in short-term borrowings	(0.7)	(328.2)
Purchase of treasury stock	(66.3)	(64.3)
Proceeds from stock purchase and option plans	39.0	35.4
Cash dividends paid	(34.9)	(31.6)
Excess tax benefits from stock-based compensation	5.4	5.3
Other	(0.4)	-
Net cash used in financing activities	(57.9)	(84.9)

Effect of exchange rate changes on cash and cash equivalents	1.7	1.0
Increase in cash and cash equivalents	47.6	8.6

Cash and cash equivalents at beginning of year	93.0	63.4
Cash and cash equivalents at end of period	$140.6	$72.0

Supplemental cash flow disclosures
Cash paid for interest	$(18.4)	$(15.9)
Net cash paid for income taxes	(28.0)	(10.7)

CONTACT:
Snap-on Incorporated
Investors:
Martin M. Ellen
262/656-6462
or
Media:
Richard Secor
262/656-5561